                                                                     EXHIBIT 4.7



                 Amendment No. 1 to Loan and Security Agreement

         This Amendment Agreement No. 1 ("Amendment") to the Loan and Security Agreement dated as of December 16, 1999 is entered into this 29 Th day of June, 2000 by and between Cytokinetics, Inc., a California corporation, with its chief executive offices and principal place of business at 280 East Grand Avenue, Suite 2, South San Francisco, CA 94080 ("Borrower") and Comdisco, Inc., a Delaware corporation, with its chief executive offices and principal place of business at 6111 North River Road, Rosemont, IL 60018 ("Lender").

                                    RECITALS

         WHEREAS, PURSUANT to the terms and conditions set forth in the Loan and Security Agreement dated as of December 16, 1999 between Borrower and Lender (hereinafter, "Loan Agreement"), the parties have entered into that certain Secured Promissory Note dated June 29, herewith (the "Note(s)") whereby for value received, Borrower promises to pay certain payments to Lender in the original principal amount of Six Hundred Twenty Seven Thousand Five Hundred Thirteen and 27/100 Dollars ($627,513.27);

         WHEREAS, IN connection with the issuance of the Note, Lender and Borrower wish to amend the Loan Agreement to include the Exhibit B as required under the Loan Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, Borrower and Lender hereby agree as follows:

1. Except as expressly set forth herein, all terms used herein shall have the meanings set forth in the Loan Agreement.

2. Borrower and Lender agree that the Exhibit B attached hereto shall be incorporated and made a part of the Loan Agreement and the equipment described thereon shall be "Equipment" as set forth in the Loan Agreement.

3. Except as specifically amended hereby, the terms and conditions of the Loan Agreement are hereby reaffirmed and remain in full force and effect, and from and after the date hereof the "Agreement" shall mean the "Agreement" as amended by this Amendment.

4. This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

IN WITNESS WHEREOF, Borrower and Lender have duly executed and delivered this Amendment as of the day and year first above written.

BORROWER                                   CYTOKINETICS, INC

                                           Signature: /s/ JAMES SABRY
                                                      ----------------
                                           Print Name: JAMES SABRY

                                           Title: CEO

ACCEPTED IN ROSEMONT, ILLINOIS

LENDER                                     COMDISCO, INC.

                                           Signature: _________________________

                                           Print Name: ________________________

                                           Title: _____________________________

                                                                       EXHIBIT B

CYTOKINETICS
SCHEDULE OF FIXED ASSETS

     INVOICE
       DATE               VENDOR                 DESCRIPTION          INVOICE #                 SERIAL NO.                QTY
-----------------   ------------------   --------------------------   ----------   ------------------------------------   ---
COMPUTER HARDWARE

  09/03/99          Dell                 Dell PIII 500K GX1/T         272857823                   4UJ1W                    5
  09/03/99          Dell                 Dell 6450 PIII/MT             27322227                   4UJ20                    2
  09/08/99          The Computer Guys    HP Procurve Switch 4000M       11485      SG92602333,SY1899,SY1699,000AJ14D767
  09/21/99          The Computer Guys    HP NetServer E60               11558                  US93300835
  09/24/99          Dell                 G810 21" Monitor             280963745      QI93098826,QI93098830,QI93098834      3
  09/28/99          The Computer Guys    Shiva Lanrover/E               11592                  PE 13005984                 1
  10/05/99          Dell                 Dell 6450 PIII/MT            284567401                   6HVIQ                    1
  10/06/99          Dell                 Dell PIII 500K GX1/T         284566569                   6JMA6                    2
  10/08/99          Dell                 G810 21" Monitor             284564598                 QI91584578                 1
  10/14/99          Dell                 Inspiron 3500 A366GT         280591603                   V3TG3                    1
  10/19/00          Dell                 Dell PIII 500K GX1/T         288359367         7BA1L,7BA1S,7BA1X,7BA20,7BA21      5
  10/29/99          Dell                 G810 21" Monitor             292634888                    n/a                     1
  11/04/99          Dell                 Dell PIII 500K GX1/T         296076011         815TD;815TJ;815TM;815TR;815TY      5
  11/08/99          The Computer Guys    HP Laser Jet 4050N             11958                   USQC054318                 1
  11/09/99          The Computer Guys    IOMEGA Zip 100MB External      11971                      n/a                     1
  11/10/99          The Computer Guys    HP NetServer LH4r Xeon 500     11975                      n/a                     1
  11/22/99          The Computer Guys    HP Laser Jet 5000N             12111                      n/a                     1
  12/21/99          Dell                 Dell PIII 500K               313855363      BU1R6; BU1R8; BU1R9; BU1RB;BU1D1      5
  12/23/99          Dell                 Dimension 500MHZ,PIII        314609751                                            1
  12/23/99          Dell                 Dell 500PIII/M               314665654            CODIJ;CODIQ;CODIW;CODIZ         4
  01/06/00          The Computer Guys    HP 18.2 Ultra 2 SCSI           12396                      n/a                     5
  01/07/00          Dell                 Dell PIII GX1/T+Base W/4MB   319602017        CLHV3;CLHV5;CLFV7;CLHV8;CLHVA       5
  01/17/00          Dell                 Dell 500PIII/M               322740937            CZUPL;CZUPP;CZUPS;CZUPV         4

    INVOICE
     DATE                    VENDOR                   DESCRIPTION                 INVOICE #      SERIAL NO.    QTY
-----------------      ------------------   -------------------------------   ----------------   -----------   ---
Computer Software

  09/27/99             The MathWorks        Neural Network - Windows              99030491           n/a        3
  10/12/99             The Computer Guys    Microsoft Project98                    11710             n/a        5
                                                                                   11710             n/a        2
                                                                                   11710             n/a        1
  11/15/99             Rogue Wave           DBTools.h++Core Library for V          38386             n/a        1
                                                                                   38386             n/a        1
                                                                                   38386             n/a        1
                                                                                   38386             n/a        1
                                                                                   38386             n/a        1
                                                                                   38386             n/a        1
                                                                                   38386             n/a        1
                                                                                   38386             n/a        1
  11/29/99             MathSoft             S-PLUS 2000 Professional for        82855-327270         n/a        2
  12/28/99             InforMax, Inc.       Adv.Supp. Renewal for 2 Licer        4038 ASR            n/a        1
  01/03/00             IDBS                 Activity Base - HTSProject             30200             n/a        1
  01/04/00             The Computer Guys    Microsoft MOLP-A                       12379             n/a       25
                                                                                   12379             n/a       25
  01/06/00             MDL Inform Systems,  Sculpt for windows 95/98/NT4          01.06.00       OCN00049069    1
                       [ILLEGIBLE]
  01/10/00             MDL Inform Systems,  Sculpt for windows on CD              706917        OCN00554031    1
                       [ILLEGIBLE]
  01/18/00             Applikon             Bioexpert Windows NT Softwa       00042/310550 n/a                  1

  INVOICE
   DATE                 VENDOR                   DESCRIPTION           INVOICE #                   SERIAL NO.                 QTY
----------      ----------------------   ---------------------------   ----------   ---------------------------------------   ---
EQUIPMENT

  08/18/99      Composite Rotor          Centrifuge Sorval 6000rmp     0007224-IN   #7224,#7226
                                                                                    22794E2NTRC8,100000283,S01443,22794E2NT
  08/28/99      PE Biosystems            Geneamp 5700 SEQ DET Syst       90451346   RC8
  09/10/99      Beckman Coulter          Multimek 96,200UL             413325FT01
  09/16/99      Hudson Control Group     Platecrane 200100                   6626   #11139-152
  09/21/99      BMG Labtechnologies      POLARstar Galaxy                    1493   4030553
  10/07/99      CCS Packard              Standard Deck Plate           04-10-1485
  10/12/99      Microsource Discovery    Killer Plates                      94841
  10/29/99      Hudson Control Group     Platecrane 200100                   6641   #11139-163
  10/25/99      Linc-Quantum             HP-G1948A 1100 API                 71170   US08410901                                 1
  10/30/99      Li-Cor                   Global IR2 DNA Sequencer            6202
  11/05/99      Comdisco Laboratory      New Brunswick G27 Shaker           15779
  11/12/99      Sanyo Sales & Supply     Incubator C02                 9813076-IN   90907519                                   1
                [ILLEGIBLE]
  11/17/99      MJ Research              PTC-2200                           65847   EN010448,EN010460
  11/23/99      MJ Research              ALD-1244                           66140
  12/13/99      CCS Packard              Platetrak PTS-120799-03.2     03-12-1713
  12/15/99      VWR Scientific           Rotoraps                         2388195
  12/16/99      VWR Scientific           Pump,Syring Sage Mod M362        2405107                                              1
  12/30/99      Universal Imaging Corp   Barcode Kit                         7769   N781468, N895971                           2
  01/02/00      Sigma-Aldrich            Lopap-Pharm (SC011-1 Kit)       92520726                                              1
  01/03/00      VWR Scientific           Pump 115V                        2520170   KK081058                                   1
  01/13/00      Universal Imaging Corp   HTS SU310                           7816
  01/18/00      Bio-Rad                  Ultramark Reader 110-240V         176691
  01/19/00      Marsh Biomedical         Plate Estate Storage System       245011   666/659/371                                1
  01/27/00      Varian                   Prostar 210 SDM                  1251025

 INVOICE
   DATE             VENDOR                    DESCRIPTION            INVOICE #       SERIAL NO.      QTY
----------    -------------------   ------------------------------   ----------   ----------------   ---
FURNITURE

  09/16/99    Corporate Interiors   Worksurface                         1262            n/a
  09/23/99    Corporate Interiors   Regular Herman Shelf/H Herm         1317      A0520.1360, WR72
  10/01/99    Corporate Interiors   67"Hx48"W Powered Panel          1296 (Rev)         n/a
  10/01/99    Corporate Interiors   RA Stations                         1348            n/a
  10/11/99    Corporate Interiors   BC Series Lab Stool w/Pneum         1339            n/a
                                    [ILLEGIBLE]
  10/20/99    Corporate Interiors   File Full Height Locking Pedes      1362            n/a
  10/20/99    Corporate Interiors   Ergonomic Clickit Arm w/Plata       1350            n/a
                                    [ILLEGIBLE]
  10/20/99    Corporate Interiors   60"Herman Miller Tack Board         1340            n/a
  10/21/99    Corporate Interiors   42"Four Drawer Locking              1331            n/a
  01/03/00    Corporate Interiors   4'x30" Workstation                  1380            n/a

     INVOICE
      DATE                   VENDOR                       DESCRIPTION               INVOICE #   SERIAL NO.   QTY
------------------   -----------------------   ----------------------------------   ---------   ----------   ---
TENANT IMPROVEMENT

  10/13/99           Sprig Electric            Install two 208V L(carat)NEMA circ     36273        n/a
                                               [ILLEGIBLE]
  10/13/99           Sprig Electric            Relocate power for equipment           36323        n/a
  10/13/99           Sprig Electric            Install furniture whips & pull 2-      36374        n/a
                                               [ILLEGIBLE]
  10/13/99           Sprig Electric            Repair flourescent lights              36384        n/a
  10/21/99           Sprig Electric            Replace high pressure fixtures         36429        n/a
  01/12/00           Peninsula Security Svc    Radionics Readykey                     13815        n/a
                     [ILLEGIBLE]